SCHEDULE 1

CUSTODIAN SERVICES AGREEMENT

BETWEEN

SCHWAB CAPITAL TRUST

SCHWAB ANNUITY PORTFOLIOS

SCHWAB INVESTMENTS

AND

BROWN BROTHERS HARRIMAN & CO.

Dated as of August 18, 2016

The following is a list of the Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated 4/1/2007 (the “Agreement”)

SCHWAB DIVIDEND EQUITY FUND

SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND

SCHWAB FUNDAMENTAL INTERNATIONAL LARGE COMPANY INDEX FUND

SCHWAB FUNDAMENTAL INTERNATIONAL SMALL COMPANY INDEX FUND

SCHWAB GLOBAL REAL ESTATE FUND- SCHWAB GRE ASIAN PACIFIC

SCHWAB GLOBAL REAL ESTATE FUND — FEEDER

SCHWAB HEALTH CARE FUND

SCHWAB INTERNATIONAL INDEX FUND

SCHWAB LARGE-CAP GROWTH FUND

SCHWAB MARKETTRACK ALL EQUITY PORTFOLIO

SCHWAB MARKETTRACK BALANCED PORTFOLIO

SCHWAB MARKETTRACK CONSERVATIVE PORTFOLIO

SCHWAB MARKETTRACK GROWTH PORTFOLIO

SCHWAB MARKETTRACK GROWTH PORTFOLIO II

SCHWAB S&P 500 INDEX FUND

SCHWAB S&P 500 INDEX PORTFOLIO

SCHWAB SMALL-CAP EQUITY FUND

SCHWAB SMALL-CAP INDEX FUND

SCHWAB TARGET 2010 FUND

SCHWAB TARGET 2015 FUND

SCHWAB TARGET 2020 FUND

SCHWAB TARGET 2025 FUND

SCHWAB TARGET 2030 FUND

SCHWAB TARGET 2035 FUND

SCHWAB TARGET 2040 FUND

SCHWAB TOTAL STOCK MARKET INDEX FUND

SCHWAB VIT BALANCED PORTFOLIO

SCHWAB VIT BALANCED WITH GROWTH PORTFOLIO

SCHWAB VIT GROWTH PORTFOLIO

SCHWAB TARGET 2045 FUND

SCHWAB TARGET 2050 FUND

SCHWAB TARGET 2055 FUND

SCHWAB FUNDAMENTAL GLOBAL REAL ESTATE INDEX FUND

SCHWAB TARGET 2060 FUND

SCHWAB TARGET 2010 INDEX FUND

SCHWAB TARGET 2015 INDEX FUND

SCHWAB TARGET 2020 INDEX FUND

SCHWAB TARGET 2025 INDEX FUND

SCHWAB TARGET 2030 INDEX FUND

SCHWAB TARGET 2035 INDEX FUND

SCHWAB TARGET 2040 INDEX FUND

SCHWAB TARGET 2045 INDEX FUND

SCHWAB TARGET 2050 INDEX FUND

SCHWAB TARGET 2055 INDEX FUND

SCHWAB TARGET 2060 INDEX FUND

IN WITNESSTH WHEREOF, each of the parties hereto has caused this Schedule 1 to be executed in its name and on behalf of each such Fund/Portfolio.

SCHWAB CAPITAL TRUST
SCHWAB ANNUITY PORTFOLIOS
SCHWAB INVESTMENTS

By:	/s/ George Pereira
Name:	George Pereira
Title:	Senior Vice President and Chief Operating Officer

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Elizabeth Prickett
Name:	Elizabeth Prickett
Title:	Managing Director